Exhibit 99.1

                             SIGA TECHNOLOGIES, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.    Purpose

      The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SIGA Technologies, Inc. (the "Company") is to represent and assist the Board in monitoring (i) the Company's accounting, auditing, and financial reporting processes; (ii) the integrity of the Company's financial statements; (iii) the Company's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) the appointment of and evaluating the qualifications and independence of the Company's independent auditors.

II.   Membership

      The Committee shall be comprised of three or more directors, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment and must be found by the board to (i) qualify as an "independent director" under the Nasdaq Marketplace Rules (the "Marketplace Rules"), unless the Board determines that an exemption to such qualification is available under the Marketplace Rules, (ii) meet the "independence" requirements under Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and (iii) satisfy the other requirements of the Nasdaq Marketplace Rules. In addition, all members of the Committee shall be able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. At least one member of the Committee should in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in such member's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

      Members of the Committee shall serve at the pleasure of the Board and may be removed at the Board's sole and absolute discretion. Members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if the Board does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

III.  Meetings

      The Committee shall meet in person, telephonically or otherwise on a regular basis but no less than once per quarter. The Committee may also hold special meetings or act by unanimous written consent, as may be required.

      The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may, at its option, meet with the

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independent auditor without members of management or other personnel of the
Company present.

      The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting. The Committee shall keep minutes of each of its meetings and conference calls and report its actions and any recommendations to the Board after each of the Committee's meeting.

      The Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company's bylaws, unless otherwise stated in the bylaws of by resolution of the Board or the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

IV.   Committee Resources and Advisors

      The Committee shall have the authority to retain outside legal, accounting and/or other consultants to advise the Committee as it deems necessary to carry out its duties. The Committee shall also have the authority to obtain advice and assistance from internal and external legal, human resource or other advisors.

      The Company will provide the appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for audit fees, audit related fees, tax fees and all other fees and to any advisors engaged pursuant to the preceding paragraph or otherwise by the Committee. The Company will also provide the appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.    Responsibilities and Duties

      The Committee shall have the following authority and responsibilities:

      Independent Auditors - Appointment and Oversight

1. To be directly and solely responsible for the appointment, compensation retention and oversight of the work of the independent auditors engaged on any audit, including the resolution of disagreements between management and the auditing firm. The independent auditors shall report directly to the Committee. The Committee shall also have the sole authority to directly evaluate and terminate the Company's independent auditor.

2. To approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors. The Committee shall approve in advance all non-audit services performed by the independent auditors as permitted under Section 10A of the Exchange Act. The Committee may delegate to one or more members the


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      authority to grant pre-approvals required by this section and the decision of such member shall be presented to the Committee at the next scheduled meeting of the Committee.

3. To annually review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate their continued independence. In this regard, the Committee shall
      (i) review on an annual basis a written statement from the independent auditors (consistent with Independent Standards Board Standard No. 1) that discloses all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence; and (iii) take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

4. To annually review a report by the independent auditors describing: (i) the independent auditors' internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5. To confirm compliance by the auditors with laws and regulations relating to audit partner rotation.

6. To review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act with respect to critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and other material communications with management.

7. To meet with the independent auditor and senior financial and accounting personnel of the Company prior to the audit to review the planning and staffing of the audit and the scope of the proposed audit for the current year and the audit procedures to be utilized.

8. To review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to such letter. Such review should include:

      A. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      B.    Any changes required in the planned scope of the internal audit.

      C. The financial and accounting department responsibilities, budget and staffing.

9. To review the use of auditors other than the independent auditor in cases such as management's request for second opinions.


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      Financial Statements

10. To review and discuss the annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations") and any major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls with management of the Company including, without limitation, the Chief Financial Officer.

11. To review any analysis prepared by management of the Company and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

12. To discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Document that such discussion has taken place noting the date, participants and place of the discussion, but not the nature and scope of such discussion so that frank and open communication between the Committee and the independent auditor may occur.

13. To obtain assurance from the independent auditor that it has reviewed the Company's quarterly financial reports within the meaning of the procedures set forth in Statement on Auditing Standards No. 71 prior to the filing of the Company's Form 10-Q for each quarter.

14. To review with management of the Company and the independent auditor the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to the filing of the Company's Form 10-Q for each quarter and, if possible, prior to any quarterly earnings announcement.

15. To review the financial statements contained in the annual report to stockholders with management of the Company and the independent auditor to determine that the independent auditor is satisfied with the disclosure and contents of the financial statements to be presented to the stockholders of the Company.

      Accounting  and Financial Reporting Processes and Risk Assessment

16. To periodically discuss with the independent auditors, without management being present, their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and the completeness and accuracy of the Company's financial statements

17. To review with management, the independent auditors and the Company's legal advisors (as appropriate) any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or


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      published reports that raise material issues regarding the Company's financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Standards Board, the SEC or other regulatory authorities.

18. To discuss generally the types of information to be disclosed and the presentation to be made in earnings releases, including the use of non-GAAP financial data, and in financial information and earnings guidance (if any) given to analysts and ratings agencies.

19. To review (if any) any material off-balance sheet transactions, arrangements and obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future material effect on the Company's financial statements.

20. To review the Company's major financial risk exposures, the Company's system of internal controls and policies relating to risk assessment and management and the steps management has taken to monitor and control such exposures.

21. To review and discuss with the independent auditor, the Company's Chief Financial Officer and other senior financial and accounting personnel: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

22. To review any recommendations of the independent auditor, the Company's Chief Financial Officer and other senior financial and accounting personnel for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

23. To review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, Chief Financial Officer, other senior financial and accounting personnel or management of the Company.

24. To review the significant reports to management of the Company prepared by the Chief Financial Officer and management's responses.

25. To advise the Board with respect to the Company's policies and procedures regarding compliance with relevant laws and regulations

26. To meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.


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      Internal Controls

27. To establish procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls and auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

28. To review the reports of the Chief Executive Officer and Chief Financial Officer (in connection with their required certifications for the Company's filings with the SEC) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a role in the Company's internal controls.

      Other

29. To take steps to ensure that the Company shall not hire any person to perform a financial reporting oversight role who has provided more than ten hours of audit, review or attest services as part of the auditors' audit engagement team within the past year. For clarity a financial reporting oversight role refers to a role in which an individual has direct responsibility for or oversight of those who prepare the Company's financial statements and related information which will be included in the Company's filings with the SEC, and also includes members of the Board who may have significant interaction with the audit engagement team.

30. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

31. To have an annual discussion regarding the effectiveness of the Committee and its processes and procedures.

32. To review all press releases and publicly-distributed information of a financial nature prior to dissemination.

33. To review the appointment and replacement of the Chief Financial Officer and other senior financial and accounting personnel.

34. To prepare a report of the Committee as required by the rules of the SEC and include such report in the Company's annual proxy statement.

35. To review and approve, pursuant to the relevant NASDAQ and SEC rules and regulations, all related party transactions required to be disclosed pursuant to Regulation S-K, Item 404 of the SEC, as such regulation may be amended from time to time.

36. To review and address any notifications regarding violations of the Company's Code of Ethics and Business Conduct.


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VI.   Limitations on Audit Committee's Role

      The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee's members in business, financial and accounting matters.


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